EXHIBIT 10.1

EPC AGREEMENT

by and between

Matinee Energy, Inc.

and

Zentric (HK) Limited

Re: Benson Green, LLC

January 7, 2012

EPC AGREEMENT by and between MATINEE ENERGY, INC. AND ZENTRIC, INC. NOVEMBER 2011

2. Site Foundation. ZENTRIC agrees to manage from start to finish the construction of the solar energy power plant. Owing to Zentric's sophistication with managing civil construction in conjunction with engineering for foundation, a full EPC, testing of integrated systems, and planned transfer of the power plants, MATINEE ENERGY will rely upon leadership of ZENTRIC. MATINEE ENERGY shall collaborate with ZENTRIC with respect to the civil engineering by which flattening, leveling and strengthening of the ground and surface to prevent floating sinking and uneven settlement, retaining walls and other civil related work, in order to provide an adequate construction and working condition for ZENTRIC. ZENTRIC shall manage the foundation portion of the civil work, array design, construction, and testing to supply Matinee Energy with a turnkey photovoltaic installation per Matinee Energy's requirements as illustrated in Matinee's RFP, ("Project(s)") which Matinee has submitted to ZENTRIC and ZENTRIC has responded with an RFQ.

3.**Financing and Federal Grant and Incentives.**

(a) **CONSTRUCTION SITE AND PLANT CAPACITIES.** The construction site consists of 8,000 acres in Benson, Arizona. 900 acres (AC) of the total 8,000 acres are allocated for ZENTRIC and its 120MW solar power plants. ZENTRIC plans and agrees to construct CPV, PV and Thin film mixed based solar energy power plants for the capacity of 120MW (broken down by six 20MW), based upon following terms:

i. the total construction budget shall be less than and up to the maximum of $444 Million, subject to "cost plus 7% fees" and "lower of cost or market", whichever is lower, and other terms hereon,

ii. ZENTRIC shall guarantee the construction of the plants based upon its own guarantee of performance, and the guarantees of subcontractors, and

iii. ZENTRIC shall file with Matinee Energy its output guarantee, which will be based upon efficiency of output guarantee adjusted for actual sun intensity and degradation of solar energy collection devices and systems ("Output Guarantee" or "Efficiency Guarantee").

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(b) **MONTHLY PAYMENTS**. Matinee Energy shall make monthly payment out of its project financing and the monthly payment will be based upon the percentage (%) of completion and in accordance with master construction schedule.

(c) **ADVANCED PAYMENT BOND.** Subject to Section 3, (a), and (c), supra, ZENTRIC agrees to make and place $10Million USD bank guarantee and $10Million USD module with Matinee Energy for the first 20MW.

4. **EPC Contract.**

(a) **SCOPE and SCALE**. ZENTRIC intends to design, procure and construct the solar power plants at the Benson, Arizona sites (the "Defined Projects").

(b) **LOCAL CONSTRUCTION PARTNERS.** Matinee Energy shall introduce local construction partners at the request, and for the benefit, of ZENTRIC.

(c) **CONTROL and ACCESS on PROJECT SITES**. Matinee shall have control and access to its respective assets for the Projects, inclusive of compliance with environmental laws, permits, zoning and licenses.

(d) Parties may expand the construction project(s) beyond 120 MWor more.

5. **Confidentiality**.

The Parties acknowledge and agree that this Agreement, the other agreements and instruments contemplated herein, and the transactions contemplated hereby and thereby, along with any information shared between the Parties and their respective Affiliates and representatives in connection therewith, are and shall be subject to confidentiality obligations and restrictions. Subject to the Non-disclosure, Non-Compete & Non-Circumvention Agreement under the Confidentiality Agreement, each of the Parties will furnish to the other Party such necessary information and reasonable assistance as such other Party may reasonably request in connection with the foregoing and will provide the other party with copies of all filings made by such Party

A.K.

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with any Governmental Entity and, upon request, any other information supplied by such Party to a Governmental Entity and, upon request, any other information supplied by such Party to a Governmental Entity in connection with this Agreement and which are relevant to the transactions contemplated hereby.

6. **INDEMNIFICATION AND SURVIVAL.**

(a) **INDEMNIFICATION**. Commencing on the Effective Date, Parties shall mutually indemnify, defend and hold harmless the other Party, and its and their respective employees, officers, directors, equity holders and agents against and in respect of all damages, injuries, losses, debts, penalties, fines, awards, judgments, fees, liabilities, costs and expenses (including reasonable attorneys', paralegals', accountants' and other professionals' fees, costs and expenses incurred in investigating, preparing and/or defending any Claims covered hereby) (each, an "Indemnified Loss"; collectively, "Indemnified Losses") directly sustained and/or incurred arising out of, in connection with and/or relating to any material breaches of the other Party's representations, warranties or covenants set forth in this Agreement.

b) SURVIVAL. The representations, warranties, covenants and agreements contained in this Agreement, and in any agreements, certificates or other instruments delivered pursuant to this Agreement, shall survive the execution and delivery hereof and shall remain in full force and effect, regardless of any investigation made by or on behalf of any Party or of the actual or constructive knowledge by any Party of any inaccuracy or breach thereof.

7. Applicable Laws. This Agreement shall be governed by and construed in accordance with the Laws of the State of Arizona, without regard to conflicts of Law rules of such state.

8. Binding Effect, Benefits, Assignments. This Agreement may not be assigned by either Party without written consent of the other Party, which shall not be unreasonably withheld.

9. Counterparts. This Agreement may be executed in several counterparts, and/or by the execution of counterpart signature pages that may be attached to one or more counterparts of this Agreement and all so executed shall constitute one agreement binding on all of the Parties, notwithstanding that all of the Parties are not signatory to the original or the same counterpart. In

S.K.

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addition, any counterpart signature page may be executed by any Party wheresoever such Party is located, and may be delivered by telephone facsimile transmission, and any such facsimile transmitted signature pages may be attached to one or more counterparts of this Agreement, and such faxed signature(s) shall have the same force and effect, and be as binding, as if original signatures had been executed and delivered in person.

10. Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void, invalid or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such illegal, void, invalid or unenforceable provision of this Agreement with a legal, valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such illegal, void, invalid or unenforceable provision.

11. Publicity. The Parties agree that no Party shall issue any press release or otherwise publicize or disclose the terms of this Agreement or the proposed terms of any acquisition of the Property, without the consent of each of the other Parties, except as such disclosure may be made in the course of normal reporting practices by any Party to its Affiliates or as otherwise required by Law.

11. Force Majeure. Neither Party shall be deemed in breach of this Agreement if its performance is prevented by an occurrence beyond the control of the Party affected, provided that such Party could not have reasonably avoided or overcome it or its consequences.

[Remainder of this page is left blank intentionally].

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IN WITNESS WHEREOF, the Parties, by and through each of their respective duly authorized representatives, have each executed and delivered this Agreement as of the Effective Date.

MATINEE ENERGY INC.
a Nevada corporation

By: S. Chin Kim
S. Chin Kim, CEO
Date: January 7, 2012

ZENTRIC, INC.
a Arizona corporation

By:______________________
William Tien, CEO and President
Date: January 7, 2012

EPC Agreement, MATINEE ENERGY, INC. AND ZENTRIC (HK) LIMITED,
January 7, 2012, Page 7 of 7

ZENTRIC (HK) LIMITED

Suite 17, B1.1, 63-85 Turner Street
Port Melbourne, Victoria 3207
Voice: +613 9646 6641
Facsimile: +613 9012 4404
Email: info@zbatt.com

Date: March 20, 2012

REF:           ZNTR-HK-MEI-EPC-120320

To:
Mr. S. Chin KIM, CEO MATINEE ENERGY INC.
335 Wilmot Drive, Ste 200
Tucson, Arizona, 85711
USA

Dear Mr. Kim,

RE:           CONFIRMATION TO ISSUE PRESS RELEASE AS PER OUR EPC AGREEMENT DATED JANUARY 7, 2012

The EPC agreement dated January 7, 2012 was suspended until further confirmation on the Chinese solar module supplier’s confirmation of stock for delivery from China for our project in US.

We have now received confirmation from the solar module supplier’s schedule, thus meeting our commitment for solar module supply for the first 20 MW solar modules as specify on this EPC agreement, thus this EPC Agreement becomes effective as of March 20, 2012 after meeting the conditions as stated on the EPC Agreement dated January 7, 2012.

We have received your permission on March 16, 2012 based on item 11 under the heading, Publicity of the EPC Agreement dated January 2012 to issue a jointly approved press release ZenHK-PR-307[v2][1] V3- EDITED (attached in this letter as an attachment) on March 20, 2012 at 0900 hours New York, USA.

As this is a significant event in our company, our holding company, Zentric Inc. (OTCBB: ZNTR) will comply under the SEC requirement in issuing an 8K filing today on the EPC Agreement.

We are looking forward to the success completion of this project within the time frame scheduled on this agreement.

Yours sincerely,

William Tien
President
ZENTRIC (HK) LIMITED